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                                                                    Exhibit 23.1


                          Independent Auditors' Consent


The Board of Directors
Stonepath Group, Inc.:


We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-64452 and No. 333-91240) and the registration statements on Form S-8 (No. 333-74918 and No. 333-103439) of Stonepath Group, Inc. of our report dated February 25, 2003, except as to Note 18, which is as of March 10, 2003 and Note 2, which is as of January 7, 2004, with respect to the consolidated balance sheets of Stonepath Group, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2002, and related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K/A of Stonepath Group, Inc.

Our report refers to the Company's restatement of the consolidated statement of operations for the year ended December 31, 2002.


                                   /s/ KPMG LLP


Philadelphia, Pennsylvania
January 19, 2004